UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 11, 2017

KAMA RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54815	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1707-B, 17th Floor, CTS Center 219 Zhong Shan Wu Road Guangzhou, China 510030	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 8613808821282

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

Item 4.02  Non-Reliance on Completed Interim Review.

On July 26, 2017, Michael Gillespie, the Independent Registered Public Accountant of Kama Resources Inc. (the “Company”) determined that the identified below quarterly reports of Kama Resources Inc. were filed without being reviewed and should not be relied upon.

-	For the period ended January 31, 2016, filed with the SEC on November 22, 2016
-	For the period ended April 30, 2016, filed with the SEC on November 22, 2016
-	For the period ended July 31, 2016, filed with SEC on November 22, 2016
-	For the period ended January 31, 2017, filed with SEC on June 21, 2017
-	For the period ended April 30, 2017, filed with the SEC on June 21, 2017

The Company is in process of reviewing Previously Issued Quarterly Financial Reports. The Company is working diligently to prepare and file interim financial statements for the periods listed above as soon as possible.  The Company believes that this restated filing will contain disclosures that are adequate and appropriate to restate the relevant financial information in the Previously Issued Quarterly Financial Reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2017

By: /s/ Dayong Sun

Name: Dayong Sun

Title: Principal Executive Officer Principal Financial Officer and Principal Accounting Officer